Exhibit 10.23

Executive Service Agreement

Admedus Corporation
the Company

and

David St. Denis
the Executive

Table of Contents

Clause	Page No

1.	Definitions and Interpretation Definitions	1
1.1	Definitions	1
1.2	Interpretation	1

2.	Engagement	2

3.	Term	2

4.	Duties	2
4.1	Executive to serve Company	2
4.2	Location	3
4.3	Executive not to accept inducements	3
4.4	Executive to maintain records	3

5.	Remuneration	4
5.1	Executive to receive Executive Remuneration Package	4
5.2	Annual Review of the Employee Remuneration Package	4
5.3	Short Term Incentive Plan	4
5.4	Sign on Bonus	4
5.5	Long Term Incentive Plan	4
5.6	Incentive Securities	5
5.7	Deductions	5

6.	Expenses	5
6.1	General	5
6.2	Electronic Devices and Internet connection	6
6.3	Evidence of Expenses	6
6.4	Deductions	6

7.	Leave	6
7.1	Annual Leave	6
7.2	Personal Leave	7
7.3	Public Holidays	7
7.4	Other Leave	7

8.	Policies	7

9.	Executive’s Acknowledgments	8

10.	Confidentiality	8
10.1	Representations and warranty	8

11.	Discoveries	8

12.	Non-Competition – During Employment	8

13.	Termination of Employment	9
13.1	Termination by Notice	9

Table of Contents

Clause	Page No

13.2	Summary Termination	9
13.3	Treatment of Performance Rights or Options on Termination	10
13.4	Executive to repay amounts owing	10

14.	Non-Disclosure	10

15.	Delegation and Assignment	10

16.	Severability	10

17.	Variation	11

18.	No Waiver	11

Schedule	1 - Confidentiality Deed	13

This Executive Service Agreement is made this            day of                               2017

Parties	Admedus Corporation (Company)

And

David St. Denis of [***].
(Executive)

This Agreement provides

1.	Definitions and Interpretation Definitions

1.1	Definitions

In this Agreement, unless the context otherwise requires:

Board means the board of directors of the Company.

Business Day means a day that is not a Saturday, Sunday or public holiday

Commencement Date has the meaning given in clause 3.

Confidential Information has the meaning given in clause 9.

Corporations Act means the Australian Corporations Act 2001 (Cth).

Documents includes software (including source code and object code versions), manuals, diagrams, graphs, charts, projections, specifications, estimates, records, concepts, documents, accounts, plans, formulae, designs, methods, techniques, processes, supplier lists, price lists, customer lists, market research information, correspondence, letters and papers of every description, including all copies of and extracts from any of the same.

Employment means the employment of the Executive under this Agreement.

Group means the Company and all of the present and future subsidiaries, affiliates, associates, administrators, successors and permitted licensees and assigns.

Listing Rules means the official listing rules of ASX Limited or any other stock exchange which are applicable to the Company from time to time.

1.2	Interpretation

In this Agreement:

(a)	clause headings are inserted for convenience only and will be ignored in the interpretation of this Agreement;

and unless the context otherwise requires:

(b)	references to a clause will be construed as references to a clause of this Agreement;

(c)	references to this Agreement or to any specified provision of this Agreement or to any other agreement or document will be construed as references to this Agreement or the specified provision of this Agreement or that other agreement or document as amended or substituted with the agreement of the relevant parties and in force at any relevant time;

(d)	references to any statute, ordinance or other law include all regulations and other enactments thereunder and all consolidations, amendments, re-enactments or replacements thereof;

(e)	Unless otherwise indicated, references to dollars and $ will be taken as referring to an amount in United States currency; and

(f)	words importing the singular include the plural and vice versa, words importing a gender include other genders and references to a person will be construed as including an individual, the estate of an individual, firm, body corporate, association (whether incorporated or not), government and governmental, semi-governmental and local authority or agency.

2.	Engagement

(a)	The Company will employ the Executive and the Executive will serve the Company in the role of Chief Operations Officer.

(b)	The Executive’s appointment will only continue as long as he is employed by the Company under this Agreement and is willing to so act.

3.	Term

The Executive’s employment commences on a date to be confirmed (Commencement Date) and shall continue until terminated in accordance with the provisions for termination in clause 13 (Term).

4.	Duties

4.1	Executive to serve Company

The Executive will:

(a)	act as Chief Operations Officer of the Company;

(b)	report to the Chief Executive Officer;

(c)	use their best endeavours to achieve the Objectives;

(d)	faithfully serve the Company and every other member of the Group and use their best endeavours to promote their interest and welfare;

(e)	unless absent on leave as provided in this Agreement or through illness or involuntary injury, or subject to the approval of the Company to the contrary, devote the whole of their time and attention to the business of the Company and other members of the Group during the normal working hours and at such other times as may be reasonably necessary;

(f)	not at any time during the Term, without the prior written consent from the MD of the Company, be engaged in any other employment, business or occupation;

(g)	provide the Board with information and reports:

(i)	as to the business and affairs of the Company and the Group as the Board may reasonably request from time to time; and

(ii)	generally, so as to keep the Company fully informed of all material developments in or relevant to the Company’s and the Group’s affairs within the scope of the Employee’s duties.

(h)	comply with the Company’s policies and procedures generally, as established and amended by the Company from time to time;

(i)	in providing services pursuant to this Agreement, comply with the Listing Rules, the Corporations Act and the constitution of the Company; and

(j)	perform such services for the other members of the Group and, without further Remuneration unless otherwise agreed, accept such offices in such members of the Group as the Board may from time to time reasonably require.

4.2	Location

During the Term the Executive will be located and reside in Minneapolis, unless otherwise agreed with the Board. Regular travel to Asia Pacific and Europe will be a requirement of the position.

4.3	Executive not to accept inducements

The Executive must not accept any payment or other benefit in money or in kind from any person as an inducement or reward for any act or forbearance in connection with any matter or business transacted by or on behalf of any member of the Group.

4.4	Executive to maintain records

The Executive will maintain in reasonable order all relevant documents, receipts, papers, log books, books, records, notes, minutes, dockets and diaries in relation to any fringe benefit provided to him and will promptly, and in any case not more than 5 days following a request for the same by or on behalf of the Company, produce and surrender them to the Company.

5.	Remuneration

5.1	Executive to receive Executive Remuneration Package

The Company will remunerate the Executive for his services with a base salary of US$360,000 per annum (Base Salary).

5.2	Annual Review of the Employee Remuneration Package

(a)	The annual review of the Employee Remuneration Package will be conducted by the Company and the final approval of any increase will be at the absolute discretion of the Company.

(b)	The factors which will be considered in the annual review of the Employee Remuneration Package include:

(i)	the Employee’s personal competency progression;

(ii)	the Employee’s achievement of personal development targets and the Objectives; and

(iii)	the Company’s remuneration policy.

(c)	The Objectives may be varied at any time by mutual agreement between the Employee and the Company.

5.3	Short Term Incentive Plan

(a)	In addition to the Fixed Annual Remuneration Package, the Company shall determine the structure of a Short Term Incentive (STI) for the Employee.

(b)	The performance targets will be determined between you and the Company within the first 90 days after commencement and provide an opportunity for you to achieve up to 50% of your base salary on achievement of stretch targets.

(c)	The Company may at its sole discretion vary, replace or remove it at any time, including by adjusting targets and measures up or down.

5.4	Sign on Bonus

(a)	The Executive will be provided a signing bonus of 400,000 stock options under the terms of the approved Employee Share Options Plan (ESOP - 5-year term and staggered vesting conditions). Details are provided separately.

5.5	Long Term Incentive Plan

(a)	You are also eligible to participate in a Long Term Incentive scheme, as may be amended or replaced from time to time. This plan will link potential incentive earnings to the success of the Company as a whole. Accordingly, the actual benefit the Executive may ultimately receive under this plan, if any, will increase with the success of the Company and decrease where the Company’s performance is below expectations.

(b)	The Executive will be notified whether the Executive may and, if so, of the extent to which the Executive may participate in the plan each year.

(c)	To the extent that the Company’s guidelines for dealing in securities (as varied from time to time) continue to apply to the Executive following cessation of employment, the Executive agrees to comply with the guidelines in respect of any securities held under the Company’s Long Term Incentive Plan upon termination.

5.6	Incentive Securities

(a)	Subject to Board approval and compliance with the Listing Rules and the Corporations Act, including, without limitation, obtaining all necessary shareholder approvals, the Company will:

(i)	allow the Executive to subscribe for:

(A)	shares, options or other securities in the Company which, in the Company’s discretion, may from time to time be offered to the Executive in accordance with any employee share or option incentive scheme; and

(B)	additional shares in the Company which in the discretion of the Company may be offered to the Executive from time to time, other than in accordance with any incentive scheme.

5.7	Deductions

The Employee agrees to the deduction from the Base Salary component of the Employee Remuneration Package or other sums (including, to the extent permitted by law, amounts payable upon termination) due to the Employee of:

(a)	any income or other tax or charge levied on, or in respect of the Employee Remuneration Package or any of its components;

(b)	any liability incurred by the Company in respect of benefits provided by the Company to the Employee; and

(c)	other amounts owed by the Employee on account to the Company or the Group.

6.	Expenses

6.1	General

As approved by the CEO or another authorised representative of the Company, in addition to paying the Employee Remuneration Package, the Company will reimburse the Employee for all reasonable out-of-pocket expenses necessarily incurred by the Employee in the performance of the Employee’s duties in connection with the business of the Company or the Group.

6.2	Electronic Devices and Internet connection

During the Employment the Company shall, in addition to paying the Remuneration and other benefits referred to in this Agreement:

(a)	provide the Employee with the use of a laptop computer; and

(b)	reimburse the Employee for rental costs and all call charges for the Employee’s mobile telephone.

6.3	Evidence of Expenses

It is a condition precedent to the entitlement of the Employee to reimbursement of expenses pursuant to clause 6 that the Employee provides the Company with evidence of the incurring of the expense as the Company reasonably requires.

6.4	Deductions

The Executive agrees to the deduction from the Base Salary or other sums (including, to the extent permitted by law, amounts payable upon termination) due to him of:

(a)	any income or other tax or charge levied on, or in respect of the Executive Remuneration Package or any of its components;

(b)	any liability incurred by the Company in respect of benefits provided by the Company to the Executive; and

(c)	other amounts owed by the Executive on account to the Company or the Group.

7.	Leave

7.1	Annual Leave

The Employee is entitled to take paid annual leave at a time or times to be approved by your manager. The following paragraphs contain a summary of those entitlements, and are to be read subject to those statutory provisions.

(a)	The Employee will accrue 4 weeks paid annual leave for each year of service with the Company.

(b)	Annual leave accrues progressively during each year of service and is cumulative. However annual leave does not accrue during certain periods, including periods of unpaid leave or absence.

(c)	The Company may decide to close its operations over the Christmas and New Year period, which may include days before, during and after this period. The Company may require you to take annual leave for a specified period during any such closure.

(d)	The Employee will be paid out any accrued but untaken annual leave on termination of the Employment, based on the Base Salary the Employee was receiving prior to termination.

7.2	Personal Leave

The Employee is entitled to personal/carer’s leave in accordance. The following paragraphs contain a summary of those entitlements, and are to be read subject to those statutory provisions.

(a)	The Employee will accrue 10 days paid personal/carer’s leave for each year of service with the Company, to be used either for personal illness or injury, or to care for members of the Employee’s immediate family or household who require care or support due to illness, injury or unexpected emergency.

(b)	The Act also entitles the Employee to unpaid carer’s leave in certain circumstances.

(c)	Personal leave is cumulative from year to year, provided however that accrued personal leave shall not be payable on termination of this Agreement.

(d)	The Employee is required to provide the Company with evidence of:

(i)	the Employee’s illness or injury; or

(ii)	in the case of leave taken to care for or support a member of the Employee’s immediate family or household:

(A)	the illness or injury of the family or household member, or

(B)	the unexpected emergency affecting the family or household member.

7.3	Public Holidays

(a)	The Employee is entitled to be absent on public holidays, without loss of pay.

(b)	The Employee may be required to work on a public holiday, unless there are reasonable grounds for not doing so.

7.4	Other Leave

The Employee may also be entitled to compassionate leave, parental leave, long service leave and community service leave in accordance with the Act.

8.	Policies

The Employee agrees to comply with any policies and procedures that the Company may implement, as varied from time to time by the Company at its discretion. To the extent that the contents of policies or procedures refer to obligations on the Company, the Employee agrees that they are guides only and are not contractual terms, conditions or representations on which the Employee relies.

9.	Executive’s Acknowledgments

The Executive acknowledges that:

(a)	the property of the Group includes and will include all trade and business secrets and other confidential information and Documents relating to the affairs or business of the Group or which come into the Executive’s possession in the course and by reason of the Employment, whether or not the same were originally supplied by any member of the Group (“Confidential Information”);

(b)	the Confidential Information has been and will be acquired by the Group at the Group’s initiative and expense; and

(c)	the Group has expended and will expend effort and money in establishing and maintaining its customer base, employee skills and the Confidential Information.

Accordingly, it is reasonable that the Executive should enter into the representations and warranties contained in this Agreement and that if the Employment is terminated, the Executive should continue to be subject to clauses 10 and 11.

10.	Confidentiality

10.1	Representations and warranty

The Executive represents and warrants that he will not either during the Employment or at any time thereafter, except in the proper course of his duties under this Agreement or as required by law or by the Company, use or disclose to any person any Confidential Information, and will use his best endeavours to prevent the unauthorised use or disclosure of any such information by third parties.

11.	Discoveries

The Executive represents and warrants that he will immediately:

(a)	inform the Company of any matter which may come to his notice during the Employment which may be of interest or of any importance or use to any member of the Group; and

(b)	communicate to the Company any proposals or suggestions occurring to him during the Employment which may be of service for the furtherance of the business of the Group.

12.	Non-Competition – During Employment

(a)	The Executive represents and warrants that, during the Employment, he will not, without the prior written consent of the Company, anywhere in the world either directly or indirectly in any capacity (including without limitation as principal, agent, partner, employee, shareholder, unitholder, joint venturer, director, trustee, beneficiary, manager, consultant or adviser) carry on, advise, provide services to or be engaged, concerned or interested in or associated with any business or activity which is competitive with any business carried on by the Group.

(b)	This clause does not prohibit the holding (whether directly or through nominees) of shares listed on a recognised stock exchange, provided that the Executive does not hold more than ten per cent (10%) of the issued capital of any company.

13.	Termination of Employment

13.1	Termination by Notice

(a)	The Company may terminate the Employment at any time for any reason, which reason not be specified, during the Term by giving twelve (12) months’ notice in writing to the Executive or payment of twelve (12) months’ Base Salary in lieu of notice of termination.

(b)	The Executive may terminate the Employment at any time during the Term by giving 12 months (12) months’ notice in writing to the Company.

13.2	Summary Termination

(a)	At any time, the Company may by notice in writing summarily terminate the Employment of the Executive as the result of an occurrence that gives the Company a right of summary dismissal at common law, including but not limited to:

(i)	wilful breach of any of the terms of this Agreement;

(ii)	gross or wilful disobedience of reasonable instructions given by the Company or non-compliance with the Executive’s duties under this Agreement or with any policy of the Company;

(iii)	gross or wilful misconduct, dishonesty, insubordination or neglect;

(iv)	if the Executive is bankrupt or suspends payment or compounds with or assigns his estate for the benefit of his creditors;

(v)	the Executive being of unsound mind or under the control of any committee or officer under any law relating to mental health;

(vi)	if the Executive is guilty of any conduct which in the reasonable opinion of the Company might tend to injure the reputation or the business of the Company or the Group;

(vii)	if the Executive is charged with or convicted of a criminal offence which in the reasonable opinion of the Company might tend to injure the reputation or the business of the Company or the Group; or

(b)	Where the Company gives notice under clause 13.2(a), the Company need not make any payment to the Executive other than entitlements accrued to the date of termination.

13.3	Treatment of Performance Rights or Options on Termination

If the Executive ceases to be an employee prior to the vesting of any Awards under the LTI or sign on bonus, having regard to any matter it considers relevant including;

(a)	the period of time elapsed at the time of cessation

(b)	individual performance

(c)	circumstances surrounding cessation of employment

The Board may consider exercising discretion in accordance with the terms and conditions of the shareholder approved plan and determine that those Awards will vest at the time of cessation of employment.

13.4	Executive to repay amounts owing

Subject to any agreement to the contrary, on termination of the Employment, the Executive will pay or repay to the Company or the Group all sums which the Executive then owes the Company and/or any other member of the Group, whether such sums are then due to be paid or not.

14.	Non-Disclosure

The Executive agrees not to disclose the terms of this Agreement to any person except:

(a)	to the extent required by law; or

(b)	for the purposes of seeking professional advice in respect of the Executive’s professional affairs.

15.	Delegation and Assignment

This Agreement is personal to the parties and:

(a)	the Executive will not delegate the performance of the duties set out in this Agreement to any employee or agent of the Company without the prior written consent of the Company or any nominee of the Company; and

(b)	this Agreement will not be assigned by either party without the prior written consent of the other party.

16.	Severability

Any provision of this Agreement which is or becomes illegal, void or unenforceable will be ineffective to the extent only of such illegality, voidness or unenforceability and will not invalidate the remaining provisions.

17.	Variation

This Agreement will not be changed or modified in any way subsequent to its execution except in writing signed on behalf of the Company and by the Executive.

18.	No Waiver

Failure or omission by the Company at any time to enforce or require strict or timely compliance with any provision of this Agreement will not affect or impair that provision in any way or the right of the Company to avail itself of the remedies it may have in respect of any breach of any such provision.

)
Signed sealed and delivered by Employee	)
)

/s/ David St. Denis
Signature
June 30, 2017
Date

in the presence of:		/s/ Michael T. McGrath
Signature of Witness

Michael T. McGrath
Name of Witness in full

Executed by Admedus Corporation	)
)
)
)

/s/ Wayne Paterson
Signature of Director

Wayne Paterson
Name of Director in full

10 May 2017
Date

Schedule 1 - Confidentiality Deed

Parties	Admedus Limited ACN 088 221 078 of 26 Harris Road, Malaga, in the State of Western Australia, 6099 (Company)

and

David St. Denis of [***]. (Executive)

Recitals

A.	The Executive has been employed by the Company pursuant to an agreement dated on or about the date of this Deed (Executive Service Agreement).

B.	The Company will disclose Confidential Information to the Executive and the Executive may otherwise gain access to and obtain the Confidential Information for use in the proper course of his/her duties under the Executive Service Agreement.

C.	The parties agree that their mutual objective under this Deed is to maintain the Confidential Information as confidential and acknowledge that the Confidential Information and any improvements made thereto by either the Company, the Executive or third parties are and remain the property of the Company.

It is agreed that in consideration of the mutual obligations set out in this Deed and the Executive Service Agreement the parties agree to the following:

Definitions

In this Deed, unless the context indicates otherwise, the following terms shall have the following meanings:

Confidential Information means any and all:

(a)	information, know how, processes and the like concerning the business of the Company; or

(b)	other information, know how, processes and the like which has been or is to be disclosed to the Executive by or on behalf of the Company or which has been or is to be obtained by the Executive as a result of a relationship between the Executive and the Company, including any modification to or improvement of the Confidential Information which has been or is made by the Executive, the Company or a third party; and

without limitation, includes:

(a)	any secret or any confidential information, knowledge or data or any books, drawings, blueprints, specifications, documents, copies of formulae, customer lists or secret processes or plant layout or any other documents or papers whatsoever relating to the business of the Company which has in any manner come to the Executive’s knowledge during the time of their involvement with the Company;

(b)	all knowledge of the identity of the Company’s customers and of their orders and requirements; and

(c)	all information or technology of a kind described above that has been developed or may be developed by or on behalf of the Company or the Executive, and any modification to or improvement of any of the forgoing which has been made or is to be made by or on behalf of the Company or the Executive or a third party.

Permitted Use means such use as is necessary in the proper course of the Executive’s duties under the Executive Service Agreement and such other use as directed in writing from time to time by the Company to the Executive.

person includes a body corporate.

Acknowledgments

The Executive acknowledges that:

(a)	all Confidential Information, including all physical embodiments thereof, is owned exclusively by the Company and the Executive has no licence or other right to use the Confidential Information except as set out in this Deed;

(b)	the Executive hereby assigns and transfers to the Company any and all of their rights, title and interest in and to any of the Confidential Information;

(c)	the Executive will co-operate with the Company in performing whatever actions the Company may require in obtaining, sustaining and confirming the Company’s exclusive ownership of the Confidential Information;

(d)	all intellectual property and other rights that may exist in any improvements, modifications or variations to the Confidential Information (regardless of whether or not such improvements are brought about by the efforts of the Executive) are or remain the exclusive property of the Company and the Executive hereby irrevocably assigns to the Company all rights the Executive may have in any improvement, modification or variation to the Confidential Information;

(e)	any Confidential Information disclosed to, or otherwise known to or in the possession of, the Executive (whether before or after the date of this Deed) is subject to the terms set out in this Deed;

(f)	it will not take, without the written consent of the Company, any books, drawings, blueprints, specifications, documents, copies of formulae, customer lists or secret processes or plant layout or any other documents or papers or any other information stored in an electronic or other medium whatsoever relating to the Confidential Information or any physical property of the Company;

(g)	the Confidential Information has been and will be acquired or developed by the Company at its initiative and expense and the Company will expend further effort and expense in establishing and maintaining the Confidential Information; and

(h)	the disclosure or unauthorised use of the Confidential Information will cause irreparable harm to the Company.

Confidentiality

The Executive must:

(a)	keep all Confidential Information secret and confidential;

(b)	not use the Confidential Information for any purpose other than the Permitted Use;

(c)	not disclose the Confidential Information, directly or indirectly, to any other person except where:

(i)	the Company gives its prior written consent to such disclosure; or

(ii)	the Executive discloses such part of the Confidential Information only to those employees of the Company who have a need to know it solely for the purpose of performing their duties for the Company, and in such cases, the Executive must be instructed that they are bound to keep the Confidential Information secret and confidential on the same basis and to the same extent required by the Executive under this Deed; or

(iii)	disclosure is required by law.

(d)	take all precautions as may be necessary to maintain the secrecy and confidentiality of the Confidential Information; and

(e)	prevent unauthorised use or disclosure of the Confidential Information.

Notify Company

If the Executive becomes legally bound to disclose any of the Confidential Information to a government or government body, authority or agency in accordance with clause 1(c)(iii), the Executive must notify the Company in writing as soon as he becomes aware of such a requirement so that the Company may take such steps as will permit it to have a reasonable opportunity to oppose or to restrict such disclosure by lawful means.

Representation and Warranty

The Executive confirms that it has kept secret and confidential any and all information which has been disclosed to the Executive by or on behalf of the Company prior to the date of this Deed.

Survival of Obligations

Regardless of the Executive ceasing to be employed by the Company, the obligations of the Executive with regard to any portion of Confidential Information will continue until one of the exceptions identified in clause 1(c) applies to that portion of Confidential Information.

Return of Confidential Information

Upon the Company’s request (which may be made at any time, whether before or after the Executive Service Agreement has terminated), the Executive must, in a commercially reasonable time and manner, provide the Company with all physical embodiments of the Confidential Information, including copies (whether authorised or unauthorised).

Injunctive Relief

The Executive acknowledges that a breach, actual or threatened, of any term of this Deed by him/her will cause immediate and irreparable harm to the Company. Therefore, the Company may seek immediate relief from a court of competent jurisdiction to prevent or remedy that breach without having to prove irreparable harm and the Executive must stipulate to such court that irreparable harm exists.

In addition to obtaining such relief, the Company may also seek appropriate damages and any other type of remedy available to the Company based on such breach by the Executive.

Moral rights

(a)	The Executive irrevocably and unconditionally consents (to the fullest extent permitted by law - either present or future) to the Company doing any act or omission which may, except for this clause, infringe the moral rights of the Executive which he may have in any or all Confidential Information made by him/her during the course of his/her employment, including without limitation, consent to;

(i)	reproduce the Confidential Information in whatever form the Company sees fit, including the making of any distortions, additions or alterations to the Confidential Information or any part so reproduced; and

(ii)	reproduce the Confidential Information or any part of it without making any identification of the Executive as the author of that Confidential Information;

(b)	The Executive grants their irrevocable and unconditional consent pursuant to this clause even if the Executive considers that their honour or reputation is prejudiced as a result.

(c)	Moral Rights means any of the rights described in Article 6bis of the Berne Convention for the Protection of Literary and Artistic Works 1886, being ‘Droit Moral’ or other analogous rights arising under the Copyright Act 1968 or any other law of the Commonwealth of Australia, that exists or may exist, anywhere in the world, including without limitation;

(i)	a right of attribution of ownership;

(ii)	a right not to have authorship falsely attributed; or

(iii)	a right of integrity of ownership.

Governing Law

This Deed is governed by, takes effect and is to be construed in accordance with the laws of Western Australia and any applicable laws of the Commonwealth of Australia. The parties to this Deed irrevocably and unconditionally submit themselves to the exclusive jurisdiction of the courts of Western Australia and any courts entitled to hear appeals therefrom.

Legal Fees

If any legal action is brought to enforce any term of this Deed, the successful party will be entitled to all its costs and expenses in connection thereto, including legal fees and expenses on an indemnity basis, in addition to any other relief to which the successful party may be entitled.

Variation

This Deed can only be modified by further written agreement by the parties.

Severability

Any provision of this Deed which is illegal, void or unenforceable is only ineffective to the extent of that illegality, voidness or unenforceability, without invalidating the remaining provisions.

Entire Agreement

This Deed, together with the offer letter and any correspondence between the parties in relation to the Permitted Use (together Executive Service Agreement), constitutes the entire and fully integrated agreement and understanding of the parties concerning confidentiality and ownership of Confidential Information. This Deed supersedes all previous communications, proposals, representations and agreements, whether oral or written, relating thereto. If there is any inconsistency between this Deed and the offer letter, this Deed will prevail.

Acknowledgement by Executive and Company

The Company acknowledges that the representative named below has the authority to execute this Deed on behalf of the Company to form a legally binding contract and has caused this Deed to be duly executed on its behalf.

Executed as an agreement.

Signed sealed and delivered by Executive	)
)
)

/s/ David St. Denis
Signature

June 30, 2017
Date

in the presence of:		/s/ Michael T. McGrath
Signature of Witness

Michael T. McGrath
Name of Witness in full

Executed by Admedus Corporation	)
) ) )

/s/ Ben Jenson	/s/ Wayne Paterson
Signature of Chief Human Resources Officer	Signature of CEO

Ben Jensen	Wayne Paterson
Name in full	Name in full

10 May 2017	10 May 2017
Date:	Date: